Exhibit 99.1

Quad/Graphics Completes Acquisition of Worldcolor

July 2, 2010 10:19 AM ET

Combined company to offer more print and related multichannel solutions on an enhanced, global scale

SUSSEX, WISCONSIN, July 2, 2010 – Quad/Graphics, Inc. (“Quad/Graphics”) is pleased to announce that its acquisition of World Color Press Inc. (“Worldcolor”) is complete. The closing follows overwhelming approval by shareholders of both companies as well as final court approval.

“This is a defining moment in our company’s history and for the future of our industry,” said Joel Quadracci, Chairman, President & CEO of Quad/Graphics. “We believe in the power of print in a multichannel media world, and we now have more talent, technology and solutions in more places to better serve our clients well into the future. Our new leadership includes the best and the brightest from both companies, building a unique team of innovative people who will redefine print for the benefit of all our stakeholders.”

The “New Quad” offers a broader variety of product types and revenue-generating solutions; an enhanced manufacturing platform that makes available Quad/Graphics’ industry-leading technology and automation to the combined platform; and an expanded geographic footprint and customer service presence. In addition, the company will realize significant mailing and distribution efficiencies, and offer clients improved speed-to-market and product integrity for USPS-delivered products as well as volume-driven postage savings through programs such as co-mailing.

Based on proforma unaudited revenues of both companies for the 12 months ending March 31, 2010, the newly expanded Quad/Graphics has sales of $4.8 billion. It has approximately 28,000 employees working from more than 80 facilities in North America, Latin America and Europe. Quad/Graphics is now the second-largest provider of print and related multichannel solutions in the Americas.

“Today the New Quad is off to a running start in our quest to redefine print and transform the printing industry,” Mr. Quadracci said. “We have a comprehensive plan designed to smoothly integrate the two companies’ operations while ensuring that our customers continue to receive top-quality, on-time services. We are keenly focused on achieving the synergies that make this transaction so compelling for our shareholders. However, our plans don’t stop there. We expect to advance all aspects of our business through technology and innovation.”

“Quad/Graphics has had five months to plan this integration and is better prepared than any team with which I’ve been associated over the years,” stated Mark Angelson, former Chairman and CEO of Worldcolor, who continues on with Quad/Graphics as a member of the Board of Directors. “Harry Quadracci would be beaming with pride, as I am, at having passed the torch of leadership to such a remarkable group. They bring to this acquisition a seamless will to win, the best technology and the clearest strategic vision that I have seen. With Joel Quadracci at the helm, surrounded by the best of the best from these two great companies, Quad/Graphics should go from strength to strength, and all of our constituent groups will benefit.”

As part of this transaction, Quad/Graphics will enter a new era as a publicly traded company. Quad/Graphics’ class A common stock will be listed on the New York Stock Exchange (NYSE) under the symbol QUAD, starting on July 6, 2010. To mark the occasion, Chairman, President & CEO Joel Quadracci will lead Quadracci family members and Quad/Graphics leaders in ringing The Opening BellSM on July 7, 2010, at 9:30 a.m. ET.

Forward-looking statements

To the extent any statements made in this press release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, Quad/Graphics’ objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook, and can generally be identified by the use of words such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe” or “continue” or the negatives of these terms, variations on them and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Quad/Graphics has based these forward-looking statements on its current expectations about future events. Forward-looking statements do not take into account the effect of transactions or other items announced or occurring after the statements are made.

Although Quad/Graphics believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct, and forward-looking statements inherently involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, and actual results may differ materially from those expressed or implied in such forward-looking statements.

Important factors and assumptions as well as Quad/Graphics’ ability to anticipate and manage the risks associated therewith that could cause actual results to differ materially from these expectations are detailed from time to time in Quad/Graphics’ filings with the U.S. Securities and Exchange Commission (“SEC”) which are available at www.sec.gov and www.qg.com. Quad/Graphics cautions that any such list of important factors that could affect future results is not exhaustive. Investors and others should carefully consider the factors detailed from time to time in Quad/Graphics’ filings with the SEC and other uncertainties and potential events when relying on its forward-looking statements to make decisions with respect to Quad/Graphics.

Unless otherwise indicated, the forward-looking statements in this press release reflect Quad/Graphics’ expectations as of July 2, 2010, being the date at which they have been approved, and are subject to change after this date. Quad/Graphics expressly disclaims any obligation or intention to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable securities laws.

About Quad/Graphics

Quad/Graphics (www.QG.com) is a global provider of print and related multichannel solutions for consumer magazines, special interest publications, catalogs, retail inserts and circulars, direct mail products, books and directories. Headquartered in Sussex, Wis., (just west of Milwaukee), the company has approximately 28,000 employees working from more than 80 locations throughout the United States, Canada, Latin America and Europe. As a printing industry innovator, Quad/Graphics is redefining the power of print in today’s multimedia world by helping its clients use print as the foundation of multichannel communications strategies to drive their top-line revenues.

Media Contact:

Claire Ho

Quad/Graphics

414-566-2955

Claire.Ho@qg.com

Investor Relations Contact:

Tony Ross

Quad/Graphics

514-877-5317

IR@qg.com